Exhibit 99.1

For Further Information Contact:

Clyde R. Wallin
Chief Financial Officer and Treasurer
Phone: (408) 934-7500
Fax: (408) 935-7600

Sipex Appoints New CEO

(Milpitas, CA – June 27, 2005) - Sipex Corporation (SIPX.PK) today announced the appointment of Ralph Schmitt as the Company’s new Chief Executive Officer. Mr. Schmitt will also be elected to the Company’s Board of Directors. Mr. Schmitt is a semiconductor veteran of 23 years and brings to Sipex extensive industry experience, most recently as the Executive Vice President of Sales, Marketing and Business Development at Cypress Semiconductor.

“We are pleased to have a strong executive lead our team through both our near term tactical issues and longer term strategic plans. Ralph has had experience in leading a dynamic organization in capturing market share, maximizing financial market performance and operational optimization,” said Doug McBurnie, Chairman of the Board for Sipex. “These are all desirable skills that we believe are needed to guide Sipex to the next level.”

At Cypress, Mr. Schmitt was responsible for the transformation of the organization and strategy from a product-based to a market-based approach. He ran the corporate portfolio and led Cypress’ entrance into a number of mixed signal product categories. Due to his responsibility for business development, he was involved in numerous acquisitions to build out existing businesses and start new ones. He also worked closely with the Cypress CFO as the primary interface with the financial community, and was heavily involved in the raising of capital and positioning Cypress with Wall Street. Mr. Schmitt has also served on the boards of Cypress subsidiaries, Silicon Light Machines and Cypress Microsystems, and also on the boards of privately held companies like Azanda Networks and Stargen.

Mr. Schmitt received his BSEE from Rutgers University in 1982. He started his career as a Computer and Communications System Hardware Designer. In the mid 1990’s, he founded and ran his own manufacturers’ representative firm. He has had large market exposure to the Asian market place as well as broad end markets including wireless, wireline, computation, consumer and industrial.

“I am ecstatic to be part of the Sipex team. The Sipex team is comprised of many experienced individuals that we expect will position Sipex to grow into a force in the analog market,” elaborated Ralph Schmitt, CEO of Sipex Corporation. “Our near term focus is to rebuild the trust of the financial community while not losing focus on delivering world class technology. I am convinced that we will build Sipex into a force in the analog market.”

About Sipex

Sipex Corporation is a semiconductor company that designs, manufactures and markets high performance, value-added analog integrated circuits (ICs). Sipex serves the broad analog signal processing market with interface, power management and optical storage ICs for use in automotive, portable products, computing, communications, and networking infrastructure markets. The company is headquartered in Milpitas, CA with additional offices in Belgium, Canada, China, Germany, Japan, Taiwan and the UK. Sipex sells products direct and through its distribution channels. For more information about Sipex, visit www.sipex.com.

Forward-Looking Statements

This press release contains forward-looking statements. Statements regarding the Company’s beliefs, plans, expectations or intentions regarding the future are forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. All such forward looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to significant risks and uncertainties. Actual results may differ materially from those described in such statements as a result of these risks and uncertainties. In particular, the forward-looking statements include statements about the Company’s beliefs regarding the skills required to guide Sipex to the next level, the expectation that Sipex’s team will position and build Sipex into a force in the analog market. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements, including overall economic conditions in the U.S. and abroad, demand for electronic products and semiconductors in general, demand for the end-user products for which the Company’s semiconductors are suited, the Company’s relationships with customers and distributors in Europe and Japan, as well as other customers and distributors, the Company’s ability to move new product designs into production and to successfully market and sell new products and the ability of the Company to manage expenses, production and shipment levels and improve gross margins. The Company disclaims any intention or obligation to publicly update or revise any forward-looking statements, whether as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.